Exhibit 10.3

AGREEMENT FOR PURCHASE AND SALE OF LOANS
AND ASSIGNMENT OF COMMITMENT

THIS AGREEMENT FOR PURCHASE AND SALE OF LOANS AND ASSIGNMENT OF COMMITMENT (“Agreement”) dated as of June 6, 2014, is made by and among CANDLEWOOD CREDIT VALUE MASTER FUND II, L.P. (“Seller”) and PACIFIC ETHANOL, INC., a Delaware corporation (“Buyer”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are defined in Exhibit A or have the meanings given to them in the Credit Agreement.

W I T N E S S E T H

WHEREAS, Seller is a lender under the Second Amended and Restated Credit Agreement dated as of October 29, 2012 (as amended, the “Credit Amendment”), among Pacific Ethanol Holding Co. LLC (“Pacific Holding”), Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton LLC, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (collectively, the “Borrowers”), Pacific Holding, as Borrowers’ Agent, PE OP Co., a Delaware corporation, as Pledgor, each of the Lenders whose signatures appear on the signature pages thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders, Wells Fargo Bank, N.A., as collateral agent for the Senior Secured Parties and Amarillo National Bank, as accounts bank;

WHEREAS, Seller is a Revolving Lender and a Tranche A-1 Lender;

WHEREAS, currently there are no outstanding Revolving Loans and the amount of Seller’s current Revolving Loan Commitment is $526,987.52 (the “Revolving Commitment”);

WHEREAS, the outstanding principal amount of Tranche A-1 Closing Date Term Loans held by Seller are in the current principal amount of $807,879.00 (the “A-1 Term Loans”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase and assume from Seller, (a) the Revolving Commitment and any and all outstanding Revolving Loans, each held by Seller and (b) the A-1 Term Loans held by Seller ((a) and (b), collectively, the “Assigned Interest”).

NOW, THEREFORE, in consideration of the agreements and mutual covenants and based upon the representations and warranties set forth herein, the parties agree as follows:

1.            Purchase and Sale of Assigned Interest.

(a)            Subject to the terms and conditions of this Agreement, Buyer irrevocably purchases and assumes from Seller, and Seller irrevocably sells, conveys, assigns, transfers and delivers to Buyer on the Closing Date all of (i) the Assigned Interest and (ii) Seller’s obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto with respect to the Assigned Interest (IN EACH CASE WITHOUT RECOURSE TO SELLER, AND WITHOUT REPRESENTATION, COVENANT OR WARRANTY, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3 OF THIS AGREEMENT AND THE LOAN ASSIGNMENT).

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(b)            As consideration for the sale and assignment of the Assigned Interest to Buyer at the Closing (hereinafter defined), Buyer shall pay to Seller, in cash, a total of $882,879.00 plus $1999.27 representing the amount of accrued and unpaid interest and fees (“Accrued Interest and Fees”) on the A-1 Term Loans as of the Closing Date (the “Cash Consideration”) by wire transfer to Seller’s wire instructions set forth on Schedule I hereto. The Cash Consideration includes $75,000, which the parties acknowledge represents a payment to the Seller for any Make-Whole Amount that otherwise would have become due pursuant to Section 3.15 of the Credit Agreement had the transaction evidenced hereby been structured as a prepayment of the A-1 Term Loans rather than a purchase. If from and after the date of this Agreement and prior to the Closing (hereinafter defined), Borrowers request and receive any Revolving Loans, as a further condition precedent to Seller’s obligations, upon the Closing Date, Buyer will also purchase such Revolving Loans held by Seller at a purchase rate of one-hundred percent (100%) of the outstanding principal amount of the Revolving Loans together with accrued and unpaid interest and fees thereon. For the avoidance of doubt, all accrued and unpaid interest and fees allocable to the period prior to but excluding the Closing Date is for the account of Seller, and all accrued and unpaid interest and fees allocable to the period from and after Closing Date is for the account of Buyer.

2.            Conditions Precedent.

(a)            Buyer’s obligations to pay the Cash Consideration to Seller and to acquire the Assigned Interest and to assume Seller’s obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto with respect to the Assigned Interest shall be subject to Buyer’s receipt of (i) this Agreement duly executed on behalf of the Seller and (ii) the Loan Assignment duly completed and executed on behalf of the Seller and any other entity the consent or acknowledgement of which is required pursuant to the terms of the Credit Agreement.

(b)            Seller’s obligation to sell, transfer, assign, grant, and convey the Assigned Interest to Buyer will be subject to the conditions that Seller shall have received (i) this Agreement duly executed on behalf of Buyer, (ii) the Assignment duly completed and executed on behalf of Buyer and any other entity the consent or acknowledgement of which is specified required pursuant to the terms of the Credit Agreement, (iii) the Commitment Cancellation Agreement (hereinafter defined) duly executed on behalf of Buyer and any other entity the consent or acknowledgement of which is required pursuant to the terms of the Credit Agreement, and (iv) payment of the Cash Consideration from Buyer.

(c)            Buyer and Seller will cooperate to provide the Loan Assignment to Administrative Agent for acceptance and recordation and designation of the “Effective Date” therein.

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3.            Seller Representations. Seller represents and warrants to Buyer (as of the Closing Date) as follows:

(a)            Organization. Seller is an exempted limited partnership, duly organized, validly existing and in good standing under the laws of the Cayman Islands.

(b)            Due Authorization; Enforceability. The execution, delivery and performance of this Agreement have been duly and validly authorized by Seller. Assuming the due authorization, execution and delivery of the same by Buyer, this Agreement and the Loan Assignment constitute the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

(c)            Non-Contravention; Consents. Seller is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government, governmental agency or other Person in order to consummate the purchase and sale of the Assigned Interest (the “Transaction”).

(d)            Loan Balance; Prior Assignment; Authority. (i) As of the date of this Agreement, the outstanding principal balance of the Revolving Loans held by Seller is $0 and the outstanding principal balance of the Tranche A-1 Term Loans held by Seller is as set forth in the Recitals, (ii) Seller has not previously assigned or sold any of the Assigned Interest or any rights, title or interest under the Credit Agreement, and (iii) Seller has full power and authority to transfer and assign the Assigned Interest.

(e)            Ownership. Seller is the legal and beneficial owner of the Assigned Interest free and clear of any Encumbrances.

(f)            Notes. Seller does not hold any Term Notes or Revolving Notes evidencing the Assigned Interest.

(g)            Brokers. No broker, finder or other entity acting under the authority of the Seller or any of its affiliates is entitled to any broker’s commission or other fee in connection with the Transaction for which Buyer could be responsible.

4.            Buyer Representations. Buyer represents and warrants to Seller (as of the Closing Date) as follows:

(a)            Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is in good standing and qualified to do business as a foreign corporation in any state in which it is doing business.

(b)            Due Authorization; Enforceability. The execution, delivery and performance of this Agreement have been duly and validly authorized by Buyer. Assuming the due authorization, execution and delivery of the same by Seller, this Agreement and the Loan Assignment constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

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(c)            Non-Contravention; Consents. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction.

(d)            Permitted Transfer. Buyer is an Affiliated Lender as defined in the Credit Agreement. Buyer acknowledges and agrees to the terms, conditions and restrictions of Section 11.03(j) of the Credit Agreement pertaining to assignments to Affiliated Lenders.

(e)            Brokers. No broker, finder or other entity acting under the authority of Buyer or any of its affiliates is entitled to any broker’s commission or other fee in connection with the Transaction for which Seller could be responsible.

(f)            As-Is Sale. Buyer hereby acknowledges and agrees that the Assigned Interest is being sold “as-is.” Buyer hereby acknowledges and agrees that the Seller makes no representations, covenants or warranties other than as expressly set forth in Section 3 and the Loan Assignment and specifically acknowledges that Seller has made no representations, covenants or warranties with regard to any Collateral (as defined in the Credit Agreement).

(g)            Credit Agreement. From and after the Closing Date, Buyer will be bound by the provisions of the Credit Agreement as a Lender thereunder, and, to the extent of the Assigned Interest, will have the obligations of a Lender thereunder.

(h)            Sophisticated Buyer. Buyer is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type.

(i)            Independence. Buyer has independently and without reliance upon Seller (except for the representations and warranties of Seller herein and in the Loan Assignment), and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement.

5.            Survival of Representations and Covenants. The covenants and agreements of each Party shall survive the Closing for the periods specified in such covenants and agreements, or if no period is specified, until one-year after the Closing Date. The representations and warranties of each Party shall survive until one-year after the Closing Date.

6.            Additional Agreements.

(a)            Further Assurances. Each Party agrees to execute and deliver such further documents and instruments and to take such further actions after the Closing as may be necessary or desirable and reasonably requested by the other Party to give effect to the Transaction.

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(b)            Expenses; Attorneys’ Fees. Each Party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of, such Party in connection with the negotiation, preparation and review of this Agreement, the Loan Assignment and the other documents and instruments contemplated hereby and all certificates and other instruments and documents delivered or to be delivered in connection with the Transaction, and the consummation and performance of the Transaction.

(c)            Seller’s Rights Under the Credit Agreement. Until the consummation of the Transaction, Seller reserves all of its rights to exercise and enforce its rights and remedies as a Lender under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), in each case, without any obligation to notify, or seek the consent of, Buyer of such exercise or enforcement and Buyer shall have no right to direct Seller in the exercise or enforcement of such rights or remedies.

(d)            Post-Closing Obligations. Seller agrees that to the extent Seller receives any principal, interest or fees with respect to the Assigned Interest after the Closing that is (i) duplicative of the principal or Accrued Interest and Fees paid by Buyer to Seller on the Closing Date or (ii) attributable to the period from and after the Closing Date, Seller will hold such amounts for the sole benefit of Buyer, and promptly transfer such amounts to Buyer in the form received to Buyer’s wire instructions set forth on Schedule I hereto.

(e)            Payments. Any Party that has received funds to which the other Party is entitled under this Agreement shall pay over such funds to the other Party on or before the date that is two (2) business days after receipt, if such funds were received after the Closing Date.

7.            Miscellaneous.

(a)            Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when mailed by certified mail, return receipt requested, when sent by facsimile with confirmation of receipt received, upon receipt when sent by other means of electronic transmission, or when delivered by overnight courier with executed receipt. Notices, demands and communications to Seller or Buyer shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

Notices to Seller:	Candlewood Credit Value Master Fund II, L.P.
49 W. Putnam Avenue
Greenwich, CT 06830
Attn: Ryan Eckert
Tel: (212) 493-2265
Fax: (646) 380-3563
E-mail: ryan.eckert@cvp7.com

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Notices to Buyer:	Pacific Ethanol, Inc.
400 Capitol Mall
Suite 2060
Sacramento, CA 95814
Attn: General Counsel
Tel: (916) 403-2123
Fax: (916) 403-2785
E-mail: cwright@pacificethanol.com

(b)            Amendment. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by Seller and Buyer.

(c)            Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

(d)            Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (including a PDF file), shall be treated in all manner and respects as an original Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

(e)            GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES ARISING HEREUNDER, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(f)            Benefit and Binding Effect. Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. Every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors, permitted transferees, and permitted assigns. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than as expressly set forth in this, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

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(g)            Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

(h)            Headings; Construction. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Every schedule and other addendum attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

(i)            Entire Agreement. This Agreement and the Loan Assignment contain the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and all contemporaneous oral agreements.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale of Loans and Assignment of Commitment as of the day and year first above written.

BUYER

PACIFIC ETHANOL, INC.

By: /s/ Bryon McGregor

Name: Bryon McGregor

Title: CFO

SELLER

CANDLEWOOD CREDIT VALUE MASTER FUND II, L.P.

By:    Credit Value Partners, LP, as Investment Manager

By: /s/ Michael Geroux

Name: Michael Geroux

Title: Authorized Signatory

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SCHEDULE I

WIRE INSTRUCTIONS

Seller’s Wire Instructions:

JPMorgan Chase

ABA #: 021000021

DDA#: 066001633 JPMCC

FFC: Candlewood Credit Value Master Fund II LP

FFC Acct#: 102-40752-26

Reference: Pacific Ethanol/Pacific Ethanol Inc.

Buyer’s Wire Instructions:

Wells Fargo Bank

ABA # 121000248

Account # 4122203813

Credit to: Pacific Ethanol, Inc.

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EXHIBIT A

DEFINITIONS

“Action” is defined in Section 6(b).

“Agreement” is defined in the preamble hereof.

“Assigned Interest” is defined in the recitals hereto.

“Borrowers” is defined in the recitals hereto.

“Buyer” is defined in the preamble hereof.

“Cash Consideration” is defined in Section 1(b).

“Closing” means the closing of the sale of the Assigned Interest to Buyer.

“Closing Date” means the date on which Seller receives the Cash Consideration.

“Commitment Cancellation Agreement” means that certain Commitment Cancellation Agreement dated as of the Closing Date by and among by and among the Borrowers, PACIFIC HOLDING, as Borrowers’ Agent, and PE OP CO., a Delaware corporation, as Pledgor, pursuant to which Buyer cancels and terminates the Revolving Loans and Revolving Loan Commitments it acquires from Seller pursuant to this Transaction.

“Credit Agreement” is defined in the recitals hereto.

“Encumbrance” means any (a) mortgage, pledge, lien, security interest, charge, hypothecation, security agreement, security arrangement or encumbrance or other adverse claim against title of any kind; (b) purchase, option, call or put agreement or arrangement; (c) subordination agreement or arrangement other than as specified in the Transaction Documents; (d) prior sale, transfer, assignment or participation by Seller of the Assigned Interest; or (e) agreement or arrangement to create or effect any of the foregoing.

“Loan Assignment” means an assignment of the Loan in the form attached as Exhibit 11.03 to the Credit Agreement.

“Pacific Holding” is defined in the recitals hereto.

“Party” or “Parties” means any of Seller and Buyer.

“Person” means any individual, person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, government, government agency or authority or other entity.

“Seller” is defined in the preamble hereof.

“Transaction” is defined in Section 3(c).

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